                                    ADDENDUM

     This Addendum dated as of February 21, 1996 supplements the AP Express Agreement between Press Association, Inc. ("PA") and Video Broadcasting Corporation ("VBC") dated November 1, 1992 (the "Agreement").

     All capitalized terms used herein but not otherwise defined herein shall have the same meaning assigned to such terms in the Agreement. If there is any inconsistency between the terms and conditions of this Addendum and the Agreement, this Addendum shall control.

     Notwithstanding the terms and conditions of the Agreement, PA and VBC agree to expand their relationship for the distribution of public relations and corporate news information in audio ("Audio News Release", or "ANR") and text ("Text News Release", or "TNR") or also in text as an advisory to an ANR ("Text News Advisory" or "TNA"), (collectively, "VBC Information") to radio stations which currently receive and AP or PA service.

     1. PA agrees to transmit ANR's, which may also include a related actuality and natural sound, over the AP Network News Main Channel. Each ANR, may also include a TNA to notify radio stations of the availability of an ANR, a description of the material provided on the ANR and a script for the ANR. Each ANR will run for a length of no longer than three (3) continuous minutes and each accompanying TNA will not exceed 500 words in length.

     2. PA agrees to provide two, five-minute periods each weekday at 4:06 a.m. to 4:11 a.m. Eastern and 3:06 p.m. to 3:11 p.m. Eastern for transmission of ANR's on the AP Network News Main Channel. PA may, in its sole discretion, adjust such transmission times as may be necessary to accommodate its regular and breaking news programming upon reasonable notice to VBC. In addition, PA may, in its sole discretion, adjust such transmission times as may be necessary to accommodate increased transmission volume of ANR's.

     3. PA also agrees to transmit to radio stations TNR's unrelated to the transmission of an ANR distributed over the AP Network News Main Channel. Each such TNR may not exceed a total of 300 words in length.

     4. Each TNR and TNA shall be transmitted to each radio station capable of receiving such transmission, as determined by PA, and in which VBC has received and provided to PA a signed authorization by the station to receive such material. Notwithstanding the above, PA agrees to seek authorization from those radio stations currently receiving the AP Express text service.

     5. THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     6. During the term of this Addendum, VBC shall have the exclusive right to market TNR's over the AP Express text-delivery network to radio stations.

     7. The parties understand that TNR's cannot be marketed viably until the AP Express text-delivery network reaches at least 300 radio stations. During the term of this Addendum, PA intends to expand the current number of AP Express text delivery locations.

     8. THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     9. THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     10. THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

     IN WITNESS WHEREOF, the authorized representatives of the parties hereto have executed this Addendum as of the date written above.

VIDEO BROADCASTING CORPORATION            PRESS ASSOCIATION, INC.

By: /s/ J. Graeme McWhirter               By: Signature
    ---------------------------              -----------------------------


    Executive Vice President                   Vice President
                                               at Washington, D.C.